UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT TO
SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported):
March 31, 2015

Blue Dolphin Energy Company

(Exact name of registrant as specified in its charter)

Delaware (State or Other Jurisdiction of Incorporation)	0-15905 (Commission File Number)	73-1268729 (IRS Employer Identification No.)

801 Travis Street, Suite 2100
Houston, TX 77002
(Address of principal executive office and zip code)

(713) 568-4725
(Registrant’s telephone number, including area code)

(Not Applicable)
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

[    ]Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[    ]Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[    ]Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[    ]Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

The information in this Current Report on Form 8-K shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934 (the “Exchange Act”), as amended, or otherwise subject to the liabilities of such section, and is not deemed incorporated by reference into any filings under the Securities Act of 1933, as amended, or the Exchange Act, except as expressly set forth by specific reference in such filing.

Item 1.01                      Entry into a Material Definitive Agreement.

On May 2, 2014, Lazarus Refining & Marketing, LLC, a Delaware corporation (“LRM”) and wholly owned subsidiary of Blue Dolphin Energy Company, entered into a Loan and Security Agreement with Sovereign Bank, a Texas state bank (“Sovereign”), in the aggregate sum of $2.0 million (the “Sovereign Loan”).  On March 25, 2015, LRM and Sovereign amended the Sovereign Loan pursuant to a Loan Modification Agreement (the “Loan Modification Agreement”).  Under the Loan Modification Agreement, the interest rate on the Sovereign Loan was modified to be the greater of the U.S. Prime Rate plus 2.75% or 6.00%.  In addition, the maturity date of the Sovereign Loan was extended to March 25, 2017.  Pursuant to the Loan Modification Agreement, the monthly payment due under the Sovereign Loan is $61,665 plus interest.

Item 9.01                      Financial Statements and Exhibits.

(d)	Exhibits.

10.1	Loan Modification Agreement dated March 25, 2015, by and between Lazarus Refining & Marketing, LLC, and Sovereign Bank.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:           March 31, 2015

Blue Dolphin Energy Company

/s/ JONATHAN P. CARROLL
Jonathan P. Carroll Chief Executive Officer, President, Assistant Treasurer and Secretary (Principal Executive Officer)

Exhibit Index

10.1	Loan Modification Agreement dated March 25, 2015, by and between Lazarus Refining & Marketing, LLC, and Sovereign Bank.